SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2007
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 East Anderson Lane
Austin, Texas 78752
(Address of principal executive offices) (Zip Code)
(512) 837-7100
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 5 –	Corporate Governance and Management

Item 5.02 –	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Section 7 –	Regulation FD

Item 7.01 –	Regulation FD Disclosure

Section 9 –	Financial Statements and Exhibits

Item 9.01 –	Financial Statements and Exhibits

Signature

Exhibit Index
Exhibit 99.1 Press Release dated July 17, 2007

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
On July 16, 2007, Citizens, Inc. (“Citizens”) appointed Rick D. Riley, age 53, as its President. Mr. Riley succeeded Mark A. Oliver, who resigned as President and director of Citizens on July 16, 2007 to pursue other business opportunities. Mr. Riley also has served as Vice Chairman of Citizens since 2000. Mr. Riley has served Citizens in numerous other capacities over the past 20 years, including Vice Chairman and CEO from October 2000 to July 2005; Chairman of the Board of Directors, President and CEO of CICA LIFE Insurance Company of America and its affiliates, a subsidiary of Citizens, from February 2004 to July 2005; Chairman of the Board of Directors, President and CEO of Citizens Insurance Company of America and its affiliates, a subsidiary of Citizens, from February 1999 to January 2004; Chief Administrative Officer and Secretary from October 1998 to February 1999; Executive Vice President from September 1995 to 1998.
Citizens does not have an employment or similar agreement with Rick D. Riley.
SECTION 7 – REGULATION FD
ITEM 7.01 – REGULATION FD DISCLOSURE
The information attached hereto as Exhibit 99.1 is a press release, which is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of businesses acquired:

Not applicable.

(b)	Pro Forma financial information:

Not applicable.

(c)	Exhibits:
99.1	Press Release dated July 17, 2007

SIGNATURE
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

	By:	/s/ Rick D. Riley

Rick D. Riley, President

Date: July 17, 2007

Exhibit Index

Exhibit No.	Description
99.1	99.1 Press Release dated July 17, 2007